Exhibit 14

PAGE: 9.2.1

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

Corporate Statement

A financial institution’s activities are affected by laws and regulations, as well as its responsibilities to its shareholders, customers, employees and the community in which it serves. The Code of Ethics provides the avenue for ensuring that the conduct of its employees is consistent with the institution’s corporate responsibilities.

This Code of Ethics embodies not only legal and regulatory requirements, but also the standards by which our employees must conduct themselves.

Conflict of Interest

A financial institution’s reputation for integrity is its most valuable asset and is directly affected by the conduct of its employees. For this reason, employees must not use their position for private gain, to advance personal interests, or to obtain favors or benefits for themselves, members of their families, or any other individuals, corporations or business entities.

A basic premise of the Code of Ethics is that each employee represents Old Point Financial Corporation and its subsidiaries, Old Point National Bank and Old Point Trust and Financial Services (hereinafter “Company”) and is obligated to act in the Company’s best interest, and in the best interests of its customers and stockholders, without regard to the employee’s personal or financial interest of activities. Employees are expected to recognize and avoid those situations where personal or financial interest or relationships might influence or appear to influence the employee’s judgment on matters affecting our Company.

Employees should understand that a conflict of interest may arise when there is a mere opportunity for conflict to occur. Although employees may not intend to create a conflict of interest, they should manage their affairs to avoid even the appearance of such a conflict. If an employee has any doubt about a certain situation, the employee should contact his/her supervisor or the Human Resources Director to discuss it immediately.

Confidential Information

The unauthorized use or release of confidential information during or after employment with the company is a breach of this Code of Ethics. Confidential information with respect to the Company, its customers, prospective customers, suppliers, shareholders, and employees acquired in the course of business is to be used solely for corporate purposes and never to be discussed or divulged to unauthorized people. The need for confidentiality extends to everyone, including family, friends and acquaintances.

PAGE: 9.2.2

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

Customers, suppliers, shareholders and employees expect the Company and its employees to keep information regarding their personal and business affairs in strict confidence at all times. Examples of confidential information include the following: customers’, suppliers’, shareholders’ or employees’ business relationships, loans, accounts, balances, credit ratings, experiences, or any other transaction with the company. Other examples of confidential information include, but are not limited to corporate policies, objectives, goals and strategies; lists of clients, customers or vendors; employee records; and other materials such as graphs, memoranda, documents, manuals, training materials, bulletins, intellectual property, and similar originals or copies of records whether or not you have contributed to their creation. When an employee leaves the Company, the employee may not retain any confidential information as it is considered company property.

Confidential information available to one affiliate or department of the Company should only be communicated to other affiliates or departments when there is a legitimate business need to know.

Employees should take positive steps to safeguard confidential information and to be sure that the actual documents comprising the information are properly and securely stored.

Insider Trading

An employee’s position with the Company may provide that employee with access to “material non-public (or inside) information”. “Material non-public information includes information that is not available to the public at large which would be important to an investor in making a decision to buy, sell or retain a security. Common examples of information that will frequently be considered material are as follows: projections of future earnings or losses; news of a pending or proposed merger or acquisition, tender offer or exchange offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock split or the offering of additional shares; significant changes in management; significant new products or discoveries; or impending financial liquidity problems. It should be noted that either positive or negative information may be material.

An employee in possession of “material non-public information” shall not pass that information on to others, and shall not purchase or sell a security or recommend a security transaction of the employee’s own account, the account of a family member or any other person. After the information has been publicly disclosed through appropriate channels, an employee is then allowed to trade in the security. The use or disclosure of such information can result in civil or criminal penalties under federal securities laws, both for the individual concerned and for the Company.

PAGE: 9.2.3

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

Relationship with the Investment Community

Institutional investors and securities analysts play a critical role in establishing the pricing and liquidity of the Company’s stock and other publicly held securities. To ensure proper disclosure and consistency of information, all communications with members of the investment community should be coordinated with the proper Investor Relations Officer.

Financial Accountability and Internal Controls

The Company has numerous internal control policies and procedures. The Company expects all employees to be familiar with and operate within established internal controls. The Company’s internal and external auditors periodically audit internal control policies, procedures and compliance in order to assess the sufficiency of these controls. All employees involved in these periodic assessments shall provide accurate information and shall complete the internal control certifications in a timely manner.

Integrity of Accounting and Financial Information

The Company maintains the highest standards in preparing the accounting and financial information disclosed to the public. There should never be issued any information that is false, misleading, incomplete or would lead to mistrust by the public, our customers, or our stockholders. All accounting records shall be compiled accurately, with the appropriate accounting entries properly classified when entered on the books.

No payments on behalf of the Company shall be approved or any transaction made with the intention or understanding that part or all of such payment will be used for any purpose other than that described by the documents supporting it. No fund, asset, or liability of the Company shall, under any circumstances or for any purpose, be concealed or used for an unlawful or improper purpose.

Money Laundering and Transaction Structuring

The Company may unknowingly be used to launder money derived from criminal activity. The intention behind these types of transactions is to hide ownership of the funds from the government. The Company makes every effort to resist being associated with money laundering or any other type of criminal activity.

Any employee who knowingly and willfully launders money, or attempts or assists someone in laundering money is subject to termination. Also, in accordance with the Bank Secrecy Act (BSA), any employee who willfully structures a transaction, or attempts or assists someone in structuring a transaction to avoid the currency reporting requirements of BSA is subject to substantial fines and up to twenty years imprisonment.

PAGE: 9.2.4

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

The Company’s employees are prohibited from engaging in money laundering and/or transaction structuring. All employees are required to immediately report all attempts to launder money, structure a transaction and/or all suspicious activities to the BSA officer.

Embezzlement, Theft, and Misapplication of Funds

The Company holds each employee responsible for maintaining accurate and complete records. Anyone who embezzles, steals, or willfully misappropriates any monies, funds, or credits of the Company is subject to termination.

Use of Corporate Name and Letterhead

The Company’s name, logo or corporate letterhead may not be used for any purpose other than in the normal course of official company business, unless expressly approved by executive management (Chairman of the Board, President, Executive Vice President).

Relationships with the Media

The Company’s relationship with the media is an important one that affects our image in the community. Employees should refer all questions or requests for information from reporters or other media representatives to the Marketing Director to ensure consistency and accuracy of information.

Relationships with Competitors/Trade Associations

The company will act with competitors and trade associations only on behalf of ethical and beneficial social objectives and will not participate in business activities that are or could be construed to be in violation of anti-trust laws.

Things of Value Offered to Employees

It is a federal crime for any officer, director, employee, agent or attorney of the Company to corruptly solicit, demand or accept for the benefit of any person anything of value from anyone in return for any business, service or confidential information of the Company, intending to be influenced or rewarded, either before or after a transaction is discussed or consummated. Although all transactions and businesses are covered, some examples include extensions of credit, underwriting transactions, investment advice, trust matters, checking accounts and purchases from suppliers. The person who improperly offers or promises something of value under these circumstances is guilty of the same offense. Termination of employment can result from non-compliance as well as substantial criminal penalties.

PAGE: 9.2.5

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

It is not uncommon for bankers to have close social or family ties with some of those with whom they do business. Things of value exchanged between a Company employee and family members or social friends are not covered by this Code of Ethics if they are exchanged solely because of the family or social relationship and not in connection with a bank transaction or bank business. However, the exchange of things of value that may create the appearance of a conflict of interest should be avoided.

Although acceptance of things of value in connection with bank business is generally prohibited, an employee may accept meals, refreshments, travel arrangements or accommodation, or entertainment, all of reasonable value (in most cases “reasonable value” is considered to be $50.00 or less), in the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions or to foster better business relations, provided the benefit would be paid for by the Company as a reasonable expense; advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items; discounts or rebates on merchandise or services that do not exceed those available to other customers; gifts of modest value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, Christmas, bar mitzvah, civic, charitable, educational or religious organizational awards for recognition of service and accomplishment.

However, an employee may not receive things of value for purely personal benefit which serve no demonstrable business purpose. Gifts of cash in any amount are expressly prohibited.

On a case-by-case basis, the Company may approve other circumstances, not described herein, in which employees may accept something of value in connection with Company business. Approval may be given by the Human Resources Director in writing on the basis of a full written disclosure of all relevant facts submitted by the employee, providing compliance with federal law.

Whenever any situation arises with regard to matters concerning things of value, you must make full disclosure to the Human Resources Director and receive a written response. Permanent files must be maintained of all disclosures and responses.

Things of Value Offered by Employees

Employees may not, on behalf of the Company in connection with any transaction or business of the Company, directly or indirectly give, offer, or promise anything of value to any individual, business entity, organization, governmental unit, public official, political party or any other person for the purpose of influencing the actions of the recipient. This standard of conduct is not intended to prohibit normal business practices

PAGE: 9.2.6

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

such as providing meals, entertainment, tickets to cultural and sporting events, promotional gifts, favors, discounts, price concessions, gifts given as token of friendship or special occasions (such as Christmas), so long as they are of nominal and reasonable value under the circumstances and promote the Company’s legitimate business interests.

Estate Matters

No employee or member of an employee’s family (with certain limited exceptions) may accept any benefit under a will or trust instrument of a customer of the Company unless the customer is a member of the employee’s family or the Human Resources Director has approved in writing. An employee may never demand, request or solicit any benefit under a will or trust instrument of a customer of the Company.

No employee or member of an employee’s family may act in any fiduciary capacity under a will trust, or other instrument of a customer of the Company, unless prior approval from the Human Resources Director has been obtained and the employee turns over to Finance any commission or fees received. This does not apply to a will, trust or other instrument established by a member of the employee’s family.

Outside Activities

Employees’ activities must not interfere or conflict with the interest of the Company. Acceptance of outside employment, outside speaking engagements, election to the board of directors of other organizations, and participation in activities on behalf of outside organizations or in political activities represent potential conflicts of interest.

Appropriate gainful employment outside the Company system is permissible, but discouraged. Employees should not engage in outside employment that interferes with the time and attention that must be devoted to their duties at the Company or adversely affects the quality of the work they perform.

Outside employment should not compete or conflict with the activities of the Company; involve any use of Company equipment, supplies, or facilities; imply the Company’s sponsorship or support; or adversely affect the Company’s reputation. Employees must disclose all outside employment to the Human Resources Director. Approval must be obtained prior to engaging in any outside employment.

The Company encourages employees to participate in worthwhile civic, social, educational and charitable organizations and activities. However, employees must not act without executive management approval in the following capacities: any signing capacity on any account of another, except a family member; an official of any organization, except for social, religious, philanthropic or civic organization, colleges or schools, neighborhood associations, clubs or trade or professional organizations associated with banking or business.

PAGE: 9.2.7

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

Political Contributions and Activities

Employee contributions to political organizations may not be solicited on Company premises or off premises during business hours of operations.

The Company encourages all employees to be informed about political events and issues and to take an active interest in the electoral process. However, an employee must not allow his/her personal political activity to interfere with employment.

The seeking of election or appointment to a public office is discouraged. Advance disclosure of such intentions should be made to the Human Resources Director.

Sound Personal Finances

The manner in which employees manage their personal finances can affect on-the-job performance and the Company’s image in the community. Therefore employees must avoid any circumstances that may lead to over extension of credit or salary attachments or drawing checks against insufficient funds or other financially embarrassing situations.

Employees should borrow only from financial institutions that regularly lend money. Borrowing may be done only on a normal basis with no favored treatment. Employees may not borrow from customers and suppliers except those who engage in lending in the usual course of their business and then only on terms customarily offered to others under similar circumstances without special concessions as to interest rate, terms, security, repayment terms and penalties.

Employment of Relatives or Persons Having Close Personal Relationships

To minimize security risks and avoid conflicts of interest, immediate family members or other persons with whom an employee has close personal relationships should not work in the same department, be placed in positions where one may supervise another or be placed where one may be in a position of processing, tracking, monitoring or recording of transactions initiated by the family member. Exceptions to the policy must be approved by executive management.

Disclosure and Recordkeeping

If an employee believes he/she will be in violation of this Code of Ethics, the employee must disclose the facts of the situation to the Human Resources Director. Failure to do so is a separate breach of this Code.

PAGE: 9.2.8

PERSONNEL POLICIES AND PROCEDURES

SUBJECT:	CODE OF ETHICS	EFFECTIVE DATE: 7/13/04

TOPIC:	POLICY STATEMENT

Disclosure should always be in writing, and a written response to the employee should be given by Human Resources. A file of disclosures and responses should be maintained by Human Resources.

Acknowledgment

Every employee will be required to sign a statement that he or she has read this Code of Ethics and understands its provisions and agrees to abide by them. Employees may also be required to provide a periodic acknowledgment.

Code of Ethics Violations

Any employee who violates any section of this Code of Ethics is subject to disciplinary action up to and including termination.

Suspicions of Code of Ethics violations and/or criminal activity or business abuses should be reported immediately to the Human Resources Director and/or the employee’s Supervisor/Manager. The Whistleblowing Policy should be referenced in situations where an activity may be deemed fraudulent in nature.